Exhibit 5

                                PARSONS LAW FIRM
                                ATTORNEYS AT LAW
                            SUITE 2070 SKYLINE TOWER
                               10900 NE 4th STREET
                           BELLEVUE, WASHINGTON 98004
                        (425) 451-8036 FAX (425) 451-8568
                               www.parsonslaw.biz

James B. Parsons*                                  *Also admitted in Oregon and
jparsons@parsonslaw.biz                             the Northern Mariana Islands


July 18, 2005

Board of Directors
Wallace Mountain Resources Corp.
Bangkok, Thailand

Dear Gentlemen:

In my capacity as counsel for Wallace Mountain Resources Corporation, a Nevada corporation (the "Company"), I have participated in the corporate proceedings relative to the registration by the Company of a maximum of 800,000 units, consisting of 800,000 shares of common stock and 800,000 warrants to purchase common stock, as set out and described in the Company's Registration Statement on Form SB-2, under the Securities Act of 1933 (the "Registration Statement").

Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I opine that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

(2) The Company has taken all requisite corporate action and all action required with respect to the authorization, issuance and sale of common stock issued pursuant to the Registration Statement;

(3) The maximum of 800,000 shares of common stock, are validly issued, fully paid and non-assessable.

(4) The 800,000 warrants will be legally binding obligations of the Company under the state contract law governing the warrant agreement; and

(5) The 800,000 shares underlying the warrants will be validly issued, fully paid and non-assessable as of the date they are issued.

Board of Directors
Wallace Mountain Resources Corp.
July 18, 2005
Page 2 of 2


I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

Very truly yours,

PARSONS LAW FIRM


/s/ James B. Parsons
-----------------------------
James B. Parsons